EXHIBIT 11.1



                                                OMNIPOINT CORPORATION

                                      STATEMENT OF COMPUTATION OF LOSS PER SHARE

                                        ( In thousands, except per share data)

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

                                                  Three Months Ended June 30,               Six Months Ended June 30,
                                                          (unaudited)                              (unaudited)
                                               -----------------------------------      ----------------------------------
                                                    1997                1996                 1997              1996
                                               ----------------    ---------------      ----------------  ----------------

Calculation of primary loss per share:
      Net loss                                     $  (68,306)       $  (21,510)           $  (120,669)      $  (37,413)
                                               ================    ===============      ================  ================
Common shares outstanding                               51,457             45,620                51,367            43,045
                                               ----------------    ---------------      ----------------  ----------------
      Total shares - primary                            51,457             45,620                51,367            43,045
                                               ================    ===============      ================  ================
Primary loss per share:
      Net loss per share                           $     (1.33)      $      (0.47)          $     (2.35)     $      (0.87)
                                               ================    ===============      ================  ================



Note:     The computation of fully diluted earnings per share is identical to that of primary earnings per share for the periods presented above and therefore is not included separately herein.

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